[LETTERHEAD OF FABIAN & CLENDENIN]

                               September 28, 2000


Cryocon, Inc.
2250 North 1500 West
Ogden, Utah  84404

         Re:      Cryocon, Inc.
                   Common Shares for Consultant Dennis Wilson

To Whom It May Concern:

     Cryocon, Inc. has asked us to opine on the legality of 45,000 common shares (the "shares") being issued to Dennis Wilson in exchange for consulting services. We have reviewed the Articles of Incorporation of Cryocon, Inc. and all amendments thereto, the bylaws of Cryocon, Inc. and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of this opinion.

     Based upon that review, it is our opinion that the shares when issued will be legally issued, fully paid, and nonassessable under the Colorado Business Corporation Act. We consent to the use of this opinion in the Registration Statement filed with the Securities and Exchange Commission on Form S-8.

                                                     Very truly yours,

                                                     Fabian & Clendenin


                                                      /s/Gary R. Henrie
                                                     --------------------
                                                     By:  Gary R. Henrie


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